Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13D. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 9th day of August, 2023.

VPE Holdings, LLC

By:	/s/ Mary Ann Sigler
Name:	Mary Ann Sigler
Title:	President

Vertiv JV Holdings, LLC
By: Platinum Equity Partners IV, L.P., its manager
By: Platinum Equity Partners IV, LLC, its general partner

By:	/s/ Mary Ann Sigler
Name:	Mary Ann Sigler
Title:	Secretary

PE Vertiv Holdings, LLC

By:	/s/ Mary Ann Sigler
Name:	Mary Ann Sigler
Title:	President

Platinum Equity Partners III, LLC

By:	/s/ Mary Ann Sigler
Name:	Mary Ann Sigler
Title:	Secretary

Platinum Equity Investment Holdings III, LLC

By:	/s/ Mary Ann Sigler
Name:	Mary Ann Sigler
Title:	Secretary

Platinum Equity InvestCo, L.P.
By: Platinum Equity Investment Holdings IC (Cayman), LLC,
its General Partner

By:	/s/ Mary Ann Sigler
Name:	Mary Ann Sigler
Title:	President

Platinum Equity Investment Holdings IC (Cayman), LLC

By:	/s/ Mary Ann Sigler
Name:	Mary Ann Sigler
Title:	President

Platinum Equity Investment Holdings, LLC

By:	/s/ Mary Ann Sigler
Name:	Mary Ann Sigler
Title:	Secretary

Platinum Equity, LLC

By:	/s/ Mary Ann Sigler
Name:	Mary Ann Sigler
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Tom Gores

By:	/s/ Mary Ann Sigler
Name:	Mary Ann Sigler
Title:	Attorney-in-Fact